SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2003

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive Concord, California 94520
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Item 5.  Other Events and Required FD Disclosure.

On December 8, 2003, a class action complaint was filed in the United States District Court for the Northern District of California against Cerus Corporation (the “Company”) and the Company’s Chief Executive Officer, Chief Financial Officer, Vice President, Research and Development, Vice President, New Science Opportunities and Vice President, Legal Affairs.  The complaint alleges that the defendants violated the federal securities laws, specifically Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 of the Securities and Exchange Commission, by making certain alleged false and misleading statements.  The plaintiff seeks unspecified damages on behalf of a purported class of purchasers of the Company’s securities during the period from October 25, 2000 through September 3, 2003.  It is conceivable that additional actions of a similar nature may be filed in the future.  The Company believes that it has strong defenses to the allegations contained in the complaint and intends to vigorously defend itself.

The preceding discussion includes forward-looking statements that involve risks and uncertainties.  When used herein, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions are intended to identify such forward-looking statements.  There can be no assurance that these statements will prove to be correct.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results indicated by such forward-looking statements.  Important factors that could cause results to differ include, but are not limited to, whether we will be able to successfully defend any lawsuit, including the purported class action, the inherent uncertainties and risks of litigation that may cause us to review and alter our litigation strategy and the risk of potential adverse rulings in any litigation.  We undertake no obligation to update any of the forward-looking statements contained herein to reflect any future events or developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: December 10, 2003	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President, Finance and
Chief Financial Officer